                                                                    EXHIBIT 4.32


--------------------------------------------------------------------------------



                           TRANSTEXAS GAS CORPORATION


                            ------------------------

                        FIRST AMENDMENT TO LOAN AGREEMENT

                          Dated as of December 30, 1997

                           --------------------------



--------------------------------------------------------------------------------

         This First Amendment to Loan Agreement (this "First Amendment") is made as of December 30, 1997, by and between TransAmerican Energy Corporation, a Delaware corporation ("TEC"), and TransTexas Gas Corporation, a Delaware corporation ("TransTexas").

         WHEREAS, TEC and Firstar Bank of Minnesota, N.A., as Trustee, have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC issued $475,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of its 13% Senior Secured Discount Notes due 2002 (collectively, the "Notes"); and

         WHEREAS, TEC and TransTexas have entered into a Loan Agreement dated as of June 13, 1997 (the "TransTexas Intercompany Loan Agreement"), pursuant to which TEC agreed to loan to TransTexas an aggregate of $450,000,000 out of the proceeds of the issuance of the Notes; and

         WHEREAS, TEC and TransTexas have agreed to an amendment to the TransTexas Intercompany Loan Agreement as hereinafter set forth (the "Proposed Amendment"); and

         WHEREAS, pursuant to Section 9.2 of the Indenture, the holders of not less than 66-2/3% in aggregate Value (as defined in the Indenture) of the Notes have consented to the Proposed Amendment to the TransTexas Intercompany Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

                                    ARTICLE I

             AMENDMENT TO THE TRANSTEXAS INTERCOMPANY LOAN AGREEMENT

         Section 1.01. Amendment to Section 1.1. The following definition in
Section 1.1 of the TransTexas Intercompany Loan Agreement is hereby amended to read in its entirety as follows:

                  "Indenture" shall mean that certain Indenture dated as of the date hereof between the Lender and the Indenture Trustee, as supplemented or amended from time to time.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01. Ratification and Confirmation. As amended and modified by this First Amendment, the terms and provisions of the TransTexas Intercompany Loan Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 2.02. Reference to TransTexas Intercompany Loan Agreement. The TransTexas Intercompany Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the TransTexas Intercompany Loan Agreement, are hereby amended so that any reference therein to the TransTexas Intercompany Loan Agreement shall mean a reference to the TransTexas Intercompany Loan Agreement as amended hereby.

         Section 2.03. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 2.04. Headings. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

         Section 2.05. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of first written above.


                                  TRANSTEXAS GAS CORPORATION



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------




                                  TRANSAMERICAN ENERGY CORPORATION



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                       2